Exhibit 10.11



                            STOCK PURCHASE AGREEMENT

                                 by and between

                         SINCLAIR BROADCAST GROUP, INC,

                                       and


                               THE STOCKHOLDERS OF
                       SUPERIOR COMMUNICATIONS GROUP, INC.



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                                                 TABLE OF CONTENTS

                                                                           Page
                                                                           ----


SECTION 1  DEFINITIONS.........................................................2

SECTION 2  SALE OF SHARES......................................................2

SECTION 3  PURCHASE PRICE......................................................2
         3.1      Payment......................................................2
         3.2      Disbursing Agent.............................................3
         3.3      Funded Debt..................................................3

SECTION 4  CLOSING.............................................................3

SECTION 5  REPRESENTATIONS AND WARRANTIES OF SELLERS...........................3
         5.1      Representations as to Shares, etc............................3
         5.2      Organization and Good Standing...............................4
         5.3      Capitalization...............................................4
         5.4      No Conflicts.................................................4
         5.5      Real Property................................................5
         5.6      Personal Property............................................5
         5.7      Financial Statements.........................................5
         5.8      FCC..........................................................5
         5.9      Intellectual Property........................................6
         5.10     Employee Benefit Plans.......................................6
         5.11     Employee Relations...........................................6
         5.12     Insurance....................................................7
         5.13     Material Contracts...........................................7
         5.14     Comipliance with Laws........................................7
         5.15     Litigation...................................................7
         5.16     No Brokers...................................................7
         5.17     Consents.....................................................7
         5.18     Environmental................................................8
         5.19     Tax Matters..................................................8

SECTION 6  REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................9
         6.1      Organization and Good Standing...............................9
         6.2      Execution and Effect of Agreement............................9
         6.3      No Conflicts.................................................9
         6.4      Consents....................................................10
         6.5      Availability of Funds.......................................10
         6.6      Litigation..................................................10
         6.7      No Brokers..................................................10
         6.8      FCC.........................................................10


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SECTION 7  ADDITIONAL PROVISIONS REGARDING REPRESENTATIONS AND
         WARRANTIES..........................................................11
         7.1      Limitation; Survival.......................................11
         7.2      Right to Update Schedules..................................11
         7.3      Knowledge of Purchaser or Sellers..........................11
         7.4      Schedules and Exhibits.....................................11

SECTION 8  TAX MATTERS.......................................................11
         8.1      Section 338 Election.......................................11

SECTION 9  ADDITIONAL COVENANTS AND UNDERTAKINGS.............................12
         9.1      Further Assurances and Assistance..........................12
         9.2      Access to Information......................................12
         9.3      Conduct of Business Prior to Closing.......................12
         9.4      H-S-R Act..................................................13
         9.5      FCC Application............................................13
         9.6      Books and Records..........................................14
         9.7      Employees and Employee Benefits............................14
         9.8      Control of Stations........................................14

SECTION 10 INDEMNIFICATION...................................................15
         10.1     Indemnification of Purchaser by Sellers....................15
         10.2     Indemnification of Sellers by Purchaser....................15
         10.3     Limitations and Other Provisions Regarding
                  Indemnification Obligations................................15
         10.4     Notice of Claim Defense of Action..........................16

SECTION 11  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO
         CLOSE...............................................................18
         11.1     Conditions to the Obligation of Purchaser..................18
         11.2     Conditions Precedent to the Obligation of
                  Sellers....................................................19

SECTION 12  DELIVERIES AT THE CLOSING........................................19
         12.1     Deliveries by Sellers......................................19
         12.2     Deliveries by Purchaser....................................20

SECTION 13  EXPENSES.........................................................20

SECTION 14  TERMINATION......................................................20

SECTION 15  NOTICES..........................................................21

SECTION 16  SELLERS' AGENTS..................................................22
         16.1     Sellers' Agents............................................22



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SECTION 17
         MISCELLANEOUS........................................................23
         17.1     Headings....................................................23
         17.2     Schedules and Exhibits......................................23
         17.3     Execution in Counterparts...................................23
         17.4     Entire Agreement............................................23
         17.5     Governing Law...............................................23
         17.6     Modification................................................23
         17.7     Successors and Assigns......................................23
         17.8     Waiver......................................................23
         17.9     Severability................................................24
         17.10    Announcements...............................................24
         17.11    Specific Performance........................................24

ANNEX 1  DEFINITIONS...........................................................1

ANNEX 2  Number of Shares......................................................7

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of this 1st day of March, 1996, is entered into by and among Sinclair Broadcast Group, Inc., a Maryland corporation ("Purchaser"), and PNC Capital Corp, Primus Capital Fund II Limited Partnership, Albert M. Holtz, Perry A. Sook, Richard J. Roberts, George F. Boggs, Albert M. Holtz, as Trustee for the Irrevocable Deed of Trust for Tara Ellen Holtz, dated December 6, 1994, and Albert M. Holtz, as Trustee for the Irrevocable Deed of Trust for Meghan Ellen Holtz, dated December 6, 1994 (each a "Seller" and collectively, "Sellers").

                                   WITNESSETH:

                  WHEREAS, Sellers own collectively all of the issued and outstanding shares of capital stock (the "Stock") of Superior Communications Group, Inc,, a Delaware corporation (the "Company"); and

                  WHEREAS, the Company owns all of the capital stock of Superior Communications of Kentucky, Inc., a Delaware corporation, which owns the assets (other than the FCC license) of and operates television station WDKY-TV in Lexington, KY ("WDKY"); and

                  WHEREAS, the Company also owns all of the capital stock of Superior Communications of Oklahoma, Inc., an Oklahoma corporation, which owns the assets (other than the FCC license) of and operates television station KOCB-TV in Oklahoma City, OK ("KOCB"); and

                  WHEREAS, Superior OK License Corp. and Superior KY License Corp., each an indirect subsidiary of the Company, respectively hold the licenses granted by the Federal Communications Commission (the "FCC") pursuant to which KOCB and WDKY (each a "Station" and collectively the "Stations") are permitted to operate (the "FCC Licenses"); and

                  WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all of the outstanding shares of Stock;

                  NOW, THEREFORE, for the purpose of consummating the above transaction and in consideration of the promises and mutual covenants herein contained, Sellers and Purchaser hereby agree as follows:

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                                    SECTION 1

                                   DEFINITIONS

                  As used in this Agreement, capitalized terms shall have the meanings specified in the text hereof or on Annex 1 hereto (which is incorporated herein by reference) , which meanings shall be applicable to both the singular and plural forms of the terms defined.

                                    SECTION 2

                                 SALE OF SHARES

                  At the Closing, each Seller, severally and not jointly, shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from each Seller, that number and class of shares of Stock as is set forth opposite the name of each Seller in Annex 2 hereto.

                                    SECTION 3

                                 PURCHASE PRICE

         3.1 Payment. In consideration for the sale of the Stock, Purchaser shall pay to Sellers the aggregate amount of $63,000,000 plus the Cash on Hand less the principal amount of all Funded Debt (the "Purchase Price") , payable as follows:

                  (1) $3,150,000 simultaneously with the execution and delivery of this Agreement, to be held in escrow by Kirkpatrick & Lockhart LLP as Escrow Agent pursuant to the Escrow Agreement in the form of Exhibit A hereto (the "Deposit Escrow Agreement"). At the Closing, Purchaser and Sellers shall cause such $3,150,000 to be released to the Disbursing Agent (as hereinafter defined) and shall cause any interest or other additional amounts in such escrow to be released to Purchaser;

                  (2) $1,000,000 at the Closing to be held in Escrow (the "Indemnification Escrow") by PNC Bank National Association as Escrow Agent pursuant to the Indemnification Escrow Agreement in the form of Exhibit B hereto (the "Indemnification Escrow Agreement") ; and

                  (3) The balance of the Purchase Price at the Closing, by wire transfer of federal or other immediately available funds to the accounts specified by the Sellers' Agents or, to the extent no such accounts are specified, to the following bank account of the Disbursing
         Agent:

                           WIRE TRANSFER INSTRUCTIONS
                  FOR KIRKPATRICK & LOCKHART LLP ESCROW ACCOUNT

Bank:                      PNC Bank
                           Pittsburgh, Pennsylvania

ABA Routing No:            043-000096

Kirkpatrick & Lockhart LLP IOLTA Account No: 105 11592

         3.2 Disbursing Agent. The Disbursing Agent shall disburse the Purchase Price to Sellers in accordance with the Disbursement Agreement.

         3.3 Funded Debt. At the Closing, Purchaser shall also cause the Companies to pay in full all Funded Debt.

                                    SECTION 4

                                     CLOSING

                  The closing of the transaction contemplated by this Agreement (the "Closing"), subject to fulfillment or waiver of the conditions set forth in
Section 10 hereof, shall be held at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, PA 15222, at 10:00 A.M. local time (but shall be deemed to have occurred at the close of business on the immediately preceding day) , on the later to occur of (a) five Business Days after all applicable waiting periods under the H-S-R Act shall have expired or terminated or (b) five Business Days after the Initial Orders (the date of Closing being the "Closing Date") , unless the parties shall mutually agree upon a different date or location.

                                    SECTION 5

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         5.1 Representations as to Shares, etc. Each Seller, severally and not jointly, hereby represents and warrants to Purchaser that: (i) such Seller is the record and the beneficial owner of all the shares of the Stock set forth opposite such Seller's name in Annex 2 hereto, except that the beneficial owners of those shares of Stock indicated on Annex 2 as being held pursuant to instruments of trust are as set forth in such instruments of trust; (ii) such Seller (and the beneficial owner of such stock to the extent that such beneficial owner is different from such Seller) owns all of the shares of the Stock set forth opposite such Seller's name in Annex 2 hereto free and clear of any lien, security interest, pledge or encumbrance other than those set forth on
Schedule  5.1 hereof,  all of which will be  released at or before the  Closing;
(iii) upon transfer of the Stock set forth opposite such Seller's name in Annex 2 hereto to Purchaser at the Closing, Purchaser will have legal and equitable title to such Stock, free and clear of any lien, security

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interest, pledge or encumbrance,  except for any lien, security interest, pledge or encumbrance created by Purchaser; (iv) such Seller has full power and authority to enter into this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by all necessary action on the part of such Seller; (v) this Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity); and (vi) neither the execution and delivery of this Agreement by such Seller nor the consummation of the transactions contemplated hereby by such Seller will (a) violate any of the provisions of any governing documents of such Seller if it is an entity, (b) prevent or materially interfere with such Seller's ability to perform its obligations hereunder, or (c) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which such Seller is a party or to which its property is subject, or constitute a
default  thereunder,   where  such  conflict,   breach,  right  of  termination,
acceleration or default would prevent or materially interfere with such Seller's ability to perform hereunder.

                  Sellers, jointly and severally, hereby represent and warrant to Purchaser:

         5.2 Organization and Good Standing. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as listed on Schedule 5.2 hereto, and has full corporate power and authority to carry on its business as it is now being conducted. Each of the Companies is qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

         5.3 Capitalization. The designations of each class of the capital stock of each of the Companies and the number of authorized and issued and outstanding shares thereof is as described on Schedule 5.3. All the shares of the Stock have been validly issued and are fully paid and nonassessable. Except as described on
Schedule 5.3, (i) no shares of capital stock of the Companies are held in treasury, (ii) there are no other issued or outstanding equity securities of any of the Companies and (iii) there are no other issued or outstanding securities of any of the Companies convertible at any time into equity securities of any of the Companies. None of the Companies is subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of any of the Companies at any time under options, subscriptions, warrants, rights or any other obligations. None of the Companies has any equity interest in any corporation, partnership, joint venture or other entity, other than another Company.

         5.4 No  Conflicts.  Except as  described on Schedule  5.4,  neither the
execution  and  delivery  of  this  Agreement  nor  the   consummation   of  the
transactions contemplated hereby will

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(a) violate any provision of applicable law, rule and regulation which violation would prevent materially or materially interfere with Sellers' ability to perform hereunder or have a Material Adverse Effect, or (b) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which any of the Companies is a party or to which their property is subject, or constitute a
default  thereunder,   where  such  conflict,   breach,  right  of  termination,
acceleration or default would prevent or materially interfere with Sellers' ability to perform hereunder or have a Material Adverse Effect.

         5.5 Real Property. All interests of any of the Companies in and to any Real Property are listed on Schedule 5.5 hereto, and true and complete copies of all leases related thereto have heretofore been delivered to Purchaser. The Companies have good and marketable title to each parcel of Real Property listed on Schedule 5.5 that is identified thereon as being owned by the Companies, free and clear of all liens, mortgages and encumbrances, subject only to Permitted Exceptions and the matters shown on Schedule 5.5. To the Companies' Knowledge, none of the Companies is in material default or has received written notice of default under any lease of Real Property that has not been cured or withdrawn.

         5.6 Personal Property.  Except (a) as set forth on Schedule 5.6 hereto,
(b) for taxes not yet due and payable and (c) liens, security interests or encumbrances that do not materially impair the use thereof, the Companies have good title to all of their material items of tangible personal property and assets, free and clear of all liens, security interests and encumbrances. Taken as a whole, the condition of the tangible personal property of the Companies is adequate for its present use by the Companies.

         5.7 Financial Statements. The Companies have provided or made available to Purchaser copies of the Financial Statements and the Partnership Financial Statements. The Financial Statements and the Partnership Financial Statements have been prepared in accordance with GAAP consistently applied with prior periods, except as may be noted therein. The Financial Statements and the Partnership Financial Statements present fairly, in all material respects, the financial position of the Companies (or the Partnership, as the case may be) as at and for the periods indicated therein. Except as set forth on Schedule 5.7 hereto, the Business has been conducted in the ordinary course since December 31, 1994, and the Companies have not suffered an adverse change in their business or financial condition since December 31, 1994, that would have a Material Adverse Effect. The absolute value of the consolidated pre-tax income or loss of the Companies for 1995 is less than $4,000,000.

         5.8 FCC. The Companies are operated in material compliance with the terms of the FCC Licenses, the Communications Act of 1934, as amended, and applicable rules, regulations and policies of the FCC ("FCC Rules and Regulations") . All FCC Licenses, a true and complete list of which is set forth on Schedule 5.8 and true and complete copies of each of which have been delivered to Purchaser, are valid and in full force and effect. Except as set forth on Schedule 5.8, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses and, to the Companies' Knowledge, there is not now before the FCC

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any  investigation or complaint  against any of the Companies or relating to the
Stations, the unfavorable resolution of which would impair the qualifications of the applicable Companies to hold any material FCC Licenses. Except as set forth on Schedule 5.8, there is no proceeding pending before the FCC, and there is no outstanding notice of violation from the FCC, with respect to the Stations. Except as set forth on Schedule 5.8, no order or notice of violation has been
issued  by  any   governmental   entity  which  permits,   revocation,   adverse
modification or termination of any FCC License. All documents required by 47 ~C.F.R, Section 73.3526 to be kept in the Stations, public inspection files are in such file, other than documents the absence of which either individually or in the aggregate would be immaterial to the conduct of the operations of the Companies as presently conducted, or the Stations or the ability of the applicable Companies to renew the FCC Licenses, and such file will be maintained in proper order and complete up to and through the Closing Date, except for any such immaterial documents.

         5.9 Intellectual Property. The Companies have delivered or made available to Purchaser a complete list of all Intellectual Property on the date hereof. To the Companies' Knowledge, except as otherwise set forth on Schedule
5.9 hereto, the Companies own such Intellectual Property free and clear of any royalty, lien, encumbrance or charge. Except as set forth on Schedule 5.9 during the two year period immediately preceding the date of this Agreement, none of the Companies has received any written notice or written claim that any such Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, service mark, copyright or trade name of any third party by the Companies. Except as set forth on Schedule 5.9, during the two year period immediately preceding the date of this Agreement, none of the Companies has given any notice of infringement to any third party with respect to any of the Intellectual Property.

          5.10 Employee Benefit Plans. Attached as Schedule 5.10 is a complete and accurate list, as of the date hereof, of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans, and all multi-employer welfare arrangements (as defined in Sections 3(1), (2), (37), and (40), respectively, of ERISA), which are currently maintained and/or sponsored by the Companies, or to which the Companies currently contribute, or have an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements (collectively, the "Plans"), together with a list of employees covered thereby. Complete and accurate copies of all Plans and any trusts related thereto have been provided to Purchaser. Schedule 5.10 also contains a list of all of the plans that have been terminated by any Company within the past three years.

         5.11 Employee Relations. Except as set forth on Schedule 5.11 hereto, the employees of the Companies are not covered by any collective bargaining agreement. No strike, work stoppage,! slowdown or labor dispute involving any employees of the Companies has occurred during the past three years or, to Companies, Knowledge, is threatened. Schedule 5.11 also contains a list of all employees of any Company and their salary or rate of pay.

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         5.12  Insurance.  Schedule 5.12 hereto  contains a list of all material insurance policies concerning the Business, other than employee-benefit related insurance policies. To the Companies' Knowledge, all such policies are in full force and effect and no notice of cancellation or termination has been received.

         5.13 Material Contracts. Schedule 5.13 hereto contains a list of all the Material Contracts, and true copies of such agreements have been furnished to Purchaser or have been made available to Purchaser. To the Companies' Knowledge, there exists no default or event which, with notice or lapse of time, or both, would constitute a default by any party to any such Material Contract, except where such default would not have a Material Adverse Effect. Neither Sellers nor the Companies have received written notice that any party to any Material Contract intends to cancel or terminate any such agreement or to exercise or not to exercise any option to renew thereunder.

         5.14 Comipliance with Laws. Except as set forth on Schedule 5.14, to the Companies' Knowledge, each of the Companies is in compliance with all applicable Federal, state and local laws, rules and regulations, except where the failure to so comply would not have a Material Adverse Effect.

         5.15 Litigation. Except as set forth on Schedule 5.15 hereto, there is no suit, claim, action, proceeding or arbitration pending or, to the Companies' Knowledge, threatened against (i) any of the Companies, or (ii) against any of Sellers which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby. There is no outstanding citation, order, judgment, writ, injunction, or decree of any court, government, or governmental or administrative agency against or affecting the Business or the Companies which could reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 5.15.

         5.16 No Brokers. Neither any Company nor any Seller nor anyone acting on the behalf thereof has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the sale of the Stock and the transactions contemplated by this Agreement, other than the Company's engagement of Communications Equity Associates, Inc, as exclusive agent for the Companies and Sellers, to attempt to arrange the disposition of the Stock.

         5.17  Consents.  Except  (a)  for  filings,  consents,   approvals  and
authorizations that the failure to obtain or make would not have a Material Adverse Effect, (b) as set f orth on Schedule 5.17 hereto, (c) for filings pursuant to the H-S-R Act, or (d) the applications requesting the approval and consent of the FCC to the transactions contemplated by this Agreement (the "FCC Applications"), no filing, consent, approval or authorization of any governmental authority or of any third party on the part of any Seller or any of the Companies is required in connection with the execution and delivery of this Agreement by Sellers or the consummation of any of the transactions contemplated hereby.

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         5.18     Environmental.  Except as set forth on Schedule 5.18 hereto:

         (a) To the Companies' Knowledge, all of the operations of the Companies at or from any Real Property comply in all material respects with applicable
Environmental Laws. To the Companies, Knowledge, none of the Companies has engaged in or permitted any operations or activities upon any of the Real Property for the purpose of or involving the treatment, storage, use, generation, release, discharge, emission, or disposal of any Hazardous Substances at the Real Property, except in substantial compliance with applicable Environmental Laws.

         (b) None of the Real Property is listed or, to the Companies' Knowledge, proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., or any similar inventory, register or identification of sites requiring investigation or remediation maintained by any state or other governmental authority. The Companies have not received any written notice from any governmental entity or third party of any actual or threatened Environmental Liabilities with respect to the Real Property or the conduct of the Business.

         (c) To the Companies' Knowledge, there are no conditions existing at the Real Property that require, or which with the giving of notice or the passage of time or both would likely require remedial or corrective action, removal or closure pursuant to the Environmental Laws.

         (d) To the Companies' Knowledge, the Companies have all the material permits, authorizations, licenses, consents and approvals necessary for the current conduct of the Business and for the operations on, in or at the Real Property which are required under applicable Environmental Laws and are in substantial compliance with the terms and conditions of all such permits, authorizations, licenses, consents and approvals.

         5.19     Tax Matters.  Except as set forth on Schedule 5.19 hereto:

         (a) All Returns with respect to any material Tax required to be filed by, or with respect to, the Companies have been filed when due in timely fashion. All Taxes shown as payable on such Returns have been paid when due in timely fashion. Sellers have made available to Purchaser, for the last three taxable years, copies of all income and franchise Tax Returns filed by, or with respect to, the Companies. Sellers also have made available to Purchaser the copies of all examination reports and statements of deficiencies assessed with respect to the Companies for the last three taxable years.

         (b) No Tax Proceeding is currently being conducted with respect to the Companies and none of the Companies has received notification from any Tax
Authority that it intends to commence a Tax Proceeding with respect to any Return.

         (c) There are no agreements for the extension of the time for assessment of any Taxes relating to the Companies.

         (d) There are no liens on the assets of the companies for any Tax currently due and owing.

         (e) None of the Sellers is a "foreign person" as that term is defined in Section 1445 (f) (3) of the Code.

         (f) There is not, and will not be as of the Closing, any agreement or consent made under Section 341(f) of the Code affecting any of the Companies.

         (g) None of the Companies has made, nor will become obligated to make, as a result of any event connected with the transaction contemplated by this Agreement, any "excess parachute payment" as defined in Section 28OG of the Code (without regard to subsection (b)(4) thereof).

         (h) All taxes of the Companies for the year 1995 either have been paid or will be paid prior to the Closing.

                                    SECTION 6

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Sellers that:

         6.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland. Purchaser has full corporate power and authority to carry on its business as it is now being conducted.

         6.2 Execution and Effect of Agreement. Purchaser has full corporate power and authority to enter into this Agreement. The consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

         6.3      No Conflicts.

         (a) Except as provided in Sections 6.3(b) and 6.4 hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any of the provisions of the charter or by-laws of Purchaser, (b) to Purchaser's Knowledge, violate any provision of applicable law, rule or regulation which violation would have a material adverse effect on the business or financial condition of Purchaser or prevent or materially interfere with Purchaser's ability to perform hereunder or
(c) conflict with or result in
a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which Purchaser is a party or to which its property is subject, or constitute a default thereunder, except where such conflict, breach, right of termination, acceleration or default would not have a material adverse effect on the business or financial condition of Purchaser or prevent or materially interfere with Purchaser's ability to perform hereunder.

         (b) Purchaser has filed an application for consent to the assignment of the FCC licenses associated with WSTR-TV~, Cincinnati, Ohio (the "WSTR Application"), the Grade B contour of which overlaps the Grade B contour of WDKY. Purchaser agrees that it will amend the WSTR Application to request a waiver of the Commission's rules prohibiting the acquisition of television stations with such overlapping contours and inform the Commission to give precedence to the application for consent to the transfer of control of the licensee of WDKY. Purchaser further agrees that it will take any and all actions that may be reasonably necessary to ensure that the Initial Order will not be delayed in any manner by any matter relating to the WSTR Application or WSTR-TV.

         6.4 Consents. Except (i) as set forth on Schedule 6.4 hereto, (ii) for filings pursuant to the H-S-R Act, or (iii) the FCC Applications, no filing, consent, approval or authorization of any governmental authority or of any third party on the part of Purchaser is required in connection with the execution and delivery of this Agreement by Purchaser or the consummation of any of the transactions contemplated hereby.

         6.5 Availability of Funds. Purchaser has available and will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement, including the payment of the Purchase Price. At Sellers' request, Purchaser shall provide Sellers with evidence reasonably satisfactory to Sellers of the availability of such funds.

         6.6 Litigation. There is no suit, claim, action, proceeding or arbitration pending or, to Purchaser's Knowledge, threatened against Purchaser which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

         6.7 No Brokers. Except for Alex Brown & Sons, Inc., neither Purchaser nor anyone acting on its behalf has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the purchase of the Stock and the transactions contemplated by this Agreement.

         6.8 FCC. Except for the ministerial confirmation by the FCC that the 12 station national ownership limit in its existing regulations has been eliminated by the enactment of the Communications Act of 1996, Purchaser is qualified to acquire control of the FCC Licenses as contemplated by this Agreement under the Communications Act of 1934 and the FCC Rules and Regulations, without any requirement to obtain any waiver thereof. Except as described in Section 6.3(b) , there is no state of affairs relating directly or indirectly to Buyer or its plans for the Companies or the Stations that could reasonably be expected to result in a refusal by the FCC to approve the transactions contemplated hereby or to delay such approval.

                                    SECTION 7

                         ADDITIONAL PROVISIONS REGARDING
                         REPRESENTATIONS AND WARRANTIES

         7.1 Limitation; Survival. Except as specifically set forth herein or in any Schedule, Exhibit or other document delivered pursuant hereto, neither party has made any representation or warranty with respect to the transactions to be consummated hereunder. Except as set forth in the last sentence of this Section 7.1, the representations and warranties herein and the obligations of the parties shall survive the Closing for a period of one year. Sellers' representations and warranties in Section 5.18 (environmental matters) hereof shall survive the Closing for a period of two years and Sellers' representation and warranties set forth in Section 5.19 (tax matters) shall survive until the applicable statute of limitations for the imposition of that Tax has run, provided, however, that any claims that have been made before such date shall survive until the final resolution thereof.

         7.2 Right to Update Schedules. Sellers shall have the right, without being deemed to be in breach of its representations and warranties set forth in this Agreement, to supplement or amend the Schedules to this Agreement with respect to any matter arising after the date hereof or, as to any representation and warranty that is limited to Companies' Knowledge, discovered by Sellers between the date hereof and the Closing Date.

         7.3 Knowledge of Purchaser or Sellers. If any party hereto (a "Knowing Party") has knowledge upon its execution and delivery of this Agreement or at Closing that any other party hereto (an "Other Party") is or will be in breach of any representation or warranty made or to be made in this Agreement by such other Party, then such Knowing Party shall not have any right or remedy (including indemnification pursuant to Section 10 below) with respect to such breach, and the Other Party will not be deemed to be in breach of such representation or warranty.

         7.4 Schedules and Exhibits. Disclosure of any fact or item in any Schedule or Exhibit hereto shall be deemed to have been disclosed in all other Schedules or Exhibits requiring such disclosure and for purposes of all other representations and warranties made herein.

                                    SECTION 8

                                   TAX MATTERS

         8.1 Section 338 Election. Notwithstanding anything set forth this Agreement to the contrary, Purchaser shall be responsible for and shall pay all Tax Liabilities resulting from an actual or deemed election made under Section 338 of the Code (or any comparable provision under foreign, state or local law) with respect to any of the Companies in connection with the purchase of stock on the Closing Date.

                                    SECTION 9

                      ADDITIONAL COVENANTS AND UNDERTAKINGS

         9.1 Further Assurances and Assistance. Purchaser and Sellers agree that each will execute and deliver to the other any and all documents, in addition to those expressly provided for herein, that may be necessary or appropriate to implement the provisions of this Agreement, whether before, at or after the Closing. The parties agree to cooperate with each other to any extent reasonably required in order to accomplish fully the transactions herein contemplated.

         9.2 Access to Information. Sellers, from and after the date of this Agreement and until the Closing Date, shall give Purchaser and Purchaser's employees and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of the Companies or otherwise relating to the Business, will provide Purchaser with all regularly prepared financial statements of the Companies, and will provide copies of such information concerning the Companies and the Business as Purchaser may reasonably request; provided, however, that the foregoing shall not permit Purchaser or any agent thereof to (i) disrupt the Business or (ii) contact any employee of any Company without providing reasonable prior notice to Sellers and allowing a representative of Sellers to be present. In addition, while Purchaser may perform a Phase I study, Purchaser shall not perform intrusive testing on any Real Property without Sellers' consent, which will not be unreasonably withheld.

         9.3 Conduct of Business Prior to Closing. Except as contemplated by this Agreement, from and after the date hereof Sellers shall use their reasonable best efforts (without requiring Sellers or the Companies to incur material costs or expenses outside the ordinary course of the Business) to conduct such Business in the ordinary course. Except as contemplated by this Agreement or as consented to by Purchaser (which consent shall not unreasonably be withheld), from and after the date hereof Sellers shall act, and shall cause the Companies to act, as follows:

         (a) The Companies will not adopt any material change in any method of accounting or accounting practice, except as contemplated or required by GAAP;

         (b) None of the Companies will amend its charter or by-laws;

         (c) Except (i) for the disposition of obsolete equipment in the ordinary course of business, or (ii) as set forth on Schedule 9.3 hereto, none of the Companies will sell, mortgage, pledge or otherwise dispose of any material assets or properties owned or used in the operation of the Business;

         (d) None of the Companies will merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

         (e) None of the Companies will authorize for issuance, issue or sell any additional shares of its capital stock or any securities or obligations convertible into shares of its capital stock or issue or grant any option, warrant or other right to purchase any shares of its capital stock;

         (f) None of the Companies will incur, or agree to incur, any debt f or borrowed money other than draws under the Companies, existing revolving credit agreement; and

         (g) None of the Companies will change its historic practices concerning the payment of accounts payable.

         9.4 H-S-R Act. Each of Purchaser and Sellers shall, within ten Business Days following the date hereof, file duly completed and executed Pre-Merger Notification and Report Forms as required under the H-S-R Act and shall otherwise use their respective best efforts (without requiring either Purchaser or Sellers to incur material costs or expenses) to comply promptly with any requests made by the Federal Trade Commission or the Department of Justice pursuant to the H-S-R Act or the regulations promulgated thereunder. All filing fees and other similar payments in connection with the H-S-R Act shall be split equally by Purchaser and the Company.

         9.5      FCC Application.

         (a) Each of Purchaser and Sellers shall, within five Business Days following the date hereof, file with the FCC the FCC Applications; provided that the parties shall cooperate with each other in the preparation of the FCC Applications and shall in good faith and with due diligence take all reasonable steps necessary to expedite the processing of the FCC Applications and to secure such consents or approvals as expeditiously as practicable. If the Closing shall not have occurred for any reason within the initial effective periods of the granting of FCC approval of any of the FCC Applications, and no party shall have terminated this Agreement under Section 14, the parties shall jointly request and use their respective best efforts to obtain one or more extensions of the effective periods of such grants. No party shall knowingly take, or fail to take, any action the intent or reasonably anticipated consequence of which would be to cause the FCC not to grant approval of the FCC Applications.

         (b) Sellers shall publish the notices required by the FCC Rules and Regulations relative to the filing of the FCC Applications. Copies of all applications, documents and papers filed after the date hereof and prior to the Closing, or filed after the Closing with respect to the transactions under this Agreement, by Purchaser or Sellers with the FCC shall be mailed to the other simultaneously with the filing of the same with the FCC. Each party shall bear its own costs and expenses (including the fees and disbursements of its counsel) in connection with the preparation of the portion of the application to be prepared by it and in connection with the processing of that application. All filing and grant fees, if any, paid to the FCC, shall be borne 50% by Purchaser and 50% by the Company. None of the information contained in any filing made by Purchaser or Sellers with the FCC with respect to the transactions contemplated by this Agreement shall contain any untrue statement of a material fact.

         9.6 Books and Records. Following the Closing, Purchaser shall permit each Seller (a) to have reasonable access to the books and records of Purchaser and those retained or maintained by the Companies relating to the operation of the Business prior to the Closing or after the Closing to the extent related to transactions or events occurring prior to the Closing, and (b) to have reasonable access to employees of the Companies and Purchaser to obtain information relating to such matters. Purchaser shall maintain such books and records for a period of seven years following the Closing.

         9.7      Employees and Employee Benefits.

         (a) Purchaser acknowledges that the Companies are party to the employment contracts identified on Schedule 9.7 hereto, which shall continue for the benefit of the Companies following the Closing.

         (b) Purchaser  acknowledges  that the  employment  contracts  listed on
Schedule 9.7 contain severance obligations that will be the obligation of Purchaser following the Closing. With regard to the employment contract with Albert M. Holtz, Purchaser acknowledges that Mr, Holtz will be resigning from Superior as of the Closing Date and that, under Section 13(b) of his employment agreement, he is entitled to receive his base salary of $150,000 and current benefits for one year. On the Closing Date, the Company will pay $150,000 less applicable withholding to Mr. Holtz and will agree to maintain, at Superior's expense, Mr, Holtz's existing healthcare and disability insurance for one year. At or before the Closing, Superior will, if requested by Mr. Holtz, transfer to Mr, Holtz, at no cost, any life insurance policy maintained by Superior on Mr. Holtz's life, Perry A. Sook has a similar contract with Superior. In the event that he decides to terminate the contract as a result of the change of control of Superior, he will be entitled to be treated in the same manner as Mr. Holtz under this section. Any payment by Superior under this section will not reduce Cash on Hand.

         (c) The Sellers may direct the Companies to pay bonuses to various employees in connection with the transfer of the Stations, Any such amounts (and related payroll taxes) shall reduce Cash on Hand, To the extent such amounts cause Cash on Hand to become negative, they will reduce the Purchase Price.

         9.8 Control of Stations. From the date hereof until the Closing Date, subject to the express provisions of this Agreement, Purchaser shall not directly or indirectly control, supervise or direct the operation of the Stations.

                                   SECTION 10

                                 INDEMNIFICATION

         10.1  Indemnification  of Purchaser by Sellers.  (a) Subject to Section
10.3 hereof, each Seller, for itself or himself, as the case may be, and not jointly, shall indemnify and hold Purchaser harmless from and against any and all Loss, however incurred, which arises out of or results from any breach by such Seller of any representation or warranty of such Seller as to itself or himself, in Section 5.1 of this Agreement.

         (b) Subject to Section 10.3 hereof, Sellers shall jointly and severally indemnify and hold Purchaser harmless from and against any and all Loss, howsoever incurred, which arises out of or results from:

                  (i) any breach by Sellers of any representation or warranty of Sellers set forth in Section 5 of this Agreement other than any representation or warranty of any Seller set forth in Section 5.1 of this Agreement; or

                  (ii) the material failure by Sellers to perform any covenant of Sellers contained herein.

         10.2 Indemnification of Sellers by Purchaser. Subject to Section 10.3 hereof, Purchaser shall indemnify and hold Sellers harmless from and against any and all Loss, howsoever incurred, which arises out of or results from:

         (a) any breach by Purchaser of any representation or warranty of Purchaser set forth in Section 6 of this Agreement;

         (b) the material failure by Purchaser t~o perform any covenant of Purchaser contained herein;

         (c) the assertion of any claim by any third party against Sellers or any Affiliate thereof (other than the Companies) relating to any aspect of the Business, including, without limitation, any past, present or future liabilities or obligations of the Companies, whether actual or contingent other than any claim constituting a breach of representation or warranty by Sellers in this Agreement,

         10.3  Limitations  and  Other  Provisions   Regarding   Indemnification
Obligations.

         (a) Notwithstanding the provisions of Section 10.1 hereof , Purchaser shall not be entitled to receive indemnification payments with respect to any Loss under Section 10.1 hereof except if and to the. extent that (i) the aggregate amount of Losses incurred by Purchaser and its Affiliates to which it or they would otherwise be entitled to indemnification under Section 10.1 hereof, exceeds $ 200,000, (ii) with respect to Tax Liabilities only, such Tax Liability exceeds the Tax Reserve and (iii) with respect to Losses after the first Loss for which Purchaser claims indemnification, such Loss exceeds $50,000.

         (b) No party otherwise required to indemnify any other party with respect to any Tax Liability shall have any obligation to indemnify such other party until there has been a Final Determination with respect to any such Taxes, at which time indemnification shall be promptly made.

         (c) In case any event shall occur which would otherwise entitle Purchaser to assert a claim for indemnification hereunder, no Loss shall be deemed to have been sustained by Purchaser to the extent of (i) any tax savings realized or realizable by Purchaser or its Affiliates with respect thereto, or
(ii) the failure by Purchaser to mitigate such Loss as provided in Section 10.3(f) hereof, or (iii) any proceeds received or otherwise recoverable by Purchaser from any third party, including but not limited to any insurance carrier.

         (d) In addition to the other limitations set forth in this Section 10:

                  (i) Each Seller's liability for its indemnification obligations in Section 10.1 (a) hereof shall not exceed its Pro Rata Share of the aggregate payments required to be made by Sellers thereunder (each Seller's Pro Rata Share being the percentage of the proceeds received by all Sellers under this Agreement which is received by such Seller under this Agreement) ; and

                  (ii) Sellers, liability for their indemnification obligations in Section 10.1(b) hereof shall not exceed the amount of the indemnification Escrow, and Purchaser's right to indemnification shall be limited to the monies contained in the Indemnification Escrow.

         (e) No claim for indemnification for a Loss shall be made after expiration of the applicable period set forth in Section 7.1 hereof.

         (f) Purchaser shall take or cause to be taken all such steps and actions as are necessary or as Sellers may reasonably require in order to mitigate any Loss otherwise indemnifiable under this Agreement. Nothing in this Agreement shall, or shall be deemed to, relieve Purchaser of any common law or other duty to mitigate any Loss incurred by it. In no event shall Sellers be liable to Purchaser for any indirect, special, incidental or consequential loss or damages.

         (g) Indemnification pursuant to this Section 10 shall be the sole and exclusive remedy of each party hereto with respect to any Loss as to which the provisions of Sections 10.1 or 10.2 hereof, as the case may be, are applicable, notwithstanding that indemnification may not be available.

         (h) Any payments made by either party hereto pursuant to this Section 10 shall be treated as an adjustment to the Purchase Price.

         10.4     Notice of Claim Defense of Action.

         (a) An indemnif ied party shall  promptly  give the  indemnifying  part
(ies) notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, stating the nature and, if known, the amount of the Loss, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right to indemnification is claimed or arises; provided that the failure of any party to give notice promptly as required in this Section 10.4 shall not relieve any indemnifying party of its indemnification obligations except to the extent that such failure materially prejudices the rights of such indemnifying party. The indemnif ied party shall give continuing notice promptly thereafter of all developments coming to the indemnified party's attention materially affecting any matter relating to any indemnification claims.

         (b) The obligations and liabilities of an indemnifying party under this
Section 10 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Section 10, shall be governed by and contingent upon the following additional terms and conditions:

                  (i) With respect to third party claims, promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to Section 10.1 or 10.2 hereof, such indemnified party shall give prompt notice thereof to the indemnifying part(ies) and the indemnifying part (ies) shall be entitled to participate therein or, to the extent that it shall wish, assume the defense thereof with its own counsel.

                  (ii) If the indemnifying part(ies) elects to assume the defense of any such action or claim, the indemnifying part (ies) shall not be liable to the indemnified party for any fees of other counsel or any other expenses, in each case incurred by such indemnified party in connection with the defense thereof, unless representation of both parties by the same counsel would be prohibited under the applicable Code of Professional Responsibility.

                  (iii) The indemnifying part(ies) shall be authorized, without consent of the indemnified party being required, to settle or compromise any such action or claim, provided that such settlement or compromise includes an unconditional release of the indemnified party from all liability arising out of such action or claim.

                  (iv) Whether or not an indemnifying part(ies) elects to assume the defense of any action or claim, the indemnifying part(ies) shall not be liable for any compromise or settlement of any such action or claim effected without its consent, such consent not to be unreasonably withheld.

                  (v) The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement, including, without limitation, making available all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably requested by the other party.

                                   SECTION 11

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO CLOSE


         11.1 Conditions to the Obligation of Purchaser. The obligation of Purchaser to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

         (a) Sellers shall have complied in all material respects with their agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Sellers contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except that representations and warranties that were made as of a specified date shall continue on the Closing Date to have been true as of the specified date, and Purchaser shall have received a certificate of one of Sellers' Agents, dated as of the Closing Date and signed by Sellers Agent, certifying as to the fulfillment of the condition set forth in this Section 11.1(a) (Sellers' Bring-Down Certificate").

         (b) No statute, rule or regulation, or order of any court or administrative agency shall be in effect which restrains or prohibits Purchaser from consummating the transactions contemplated hereby.

         (c) All applicable waiting periods under the H-S-R Act shall have expired or been terminated.

         (d) All consents identified on Schedule 5.17, if any, shall have been received.

         (e) The Initial Orders approving the applications for transfer of control of the Companies holding the FCC Licenses shall have been obtained. All the material conditions contained in the Initial Orders required to be satisfied on or prior to the Closing Date shall have been duly satisfied and performed. Notwithstanding the foregoing, if the consent of the FCC is conditional or qualified in any manner (other than one relating to WSTR-TV) that has a Material Adverse Effect on Purchaser, Purchaser may, nevertheless, in its sole discretion, require the consummation of the transactions contemplated by this Agreement, but shall not be required to do so. No reporting conditions, admonitions or forfeitures shall be deemed to have such a Material Adverse Effect.

         (f) Sellers shall have delivered to Purchaser at the Closing each document required by Section 12.1 hereof.

         (g) The Company shall have delivered to Purchaser a written statement from Heller Financial, Inc., as to the amount of Funded Debt held by it on the Closing Date.

         11.2 Conditions Precedent to the Obligation of Sellers. The obligation of Sellers to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

         (a) Purchaser shall have complied in all material respects with its agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except that representations and warranties that were made as of a specified date shall continue on the Closing Date to have been true as of the specified date, and Seller shall have received a certificate of Purchaser, dated as of the Closing Date and signed by an officer of Purchaser, certifying as to the fulfillment of the condition set forth in this Section 11.2(a) ("Purchaser's Bring-Down Certificate") .

         (b) No statute, rule, or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits Sellers from consummating the transactions contemplated hereby.

         (c) All applicable waiting periods under the H-S-R Act shall have expired or been terminated.

         (d) The issuance by the FCC of Initial Orders approving the applications for transfer of control of the material FCC Licenses contemplated by this Agreement shall have occurred. There shall have been duly satisfied and performed on or prior to the Closing Date all the material conditions contained in the Initial orders required to be so satisfied;

         (e) Purchaser shall have delivered to Sellers at the Closing the Purchase Price and each document required by Section 12.2 hereof.

                                   SECTION 12

                            DELIVERIES AT THE CLOSING

         12.1 Deliveries by Sellers. At the Closing, Sellers will deliver or cause to be delivered at the Closing to Purchaser:

         (a) Sellers' Bring-Down Certificate;

         (b) a legal opinion of Kirkpatrick & Lockhart LLP, counsel to Sellers, substantially in the form attached as Exhibit C hereto;

         (c) stock certificates evidencing the Stock, together with stock powers, dated as of the Closing Date and executed by the respective Sellers, transferring the Stock to Purchaser; and

         (d) the original corporate minute books, stock registry and seal of each of the Companies (to the extent available).

         12.2 Deliveries by Purchaser. Purchaser will deliver or cause to be delivered at the Closing to Sellers, the Disbursing Agent or the Indemnification Escrow Agent, as the case may be:

         (a) Purchaser's Bring-Down Certificate;

         (b) a legal opinion of Thomas & Libowitz, P,A., counsel to Purchaser, substantially in the form attached as Exhibit D hereto; and

         (c) the Purchase Price as required pursuant to Section 3.1 hereof.

                                   SECTION 13

                                    EXPENSES

         Except as provided in Sections 9.4 and 9.5, each party will pay its own fees, expenses, and disbursements and those of its counsel in connection with the subject matter of this Agreement (including the negotiations with respect hereto and the preparation of any document(s) and all other costs and expenses incurred by it in the performance and compliance with all conditions and obligations to be performed by it pursuant to this Agreement or as contemplated hereby.

                                   SECTION 14

                                   TERMINATION

                  (a) Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to Closing:
(i) by mutual written consent of Purchaser and Sellers; or (ii) by any party to this Agreement, upon written notice to the other parties, at any time after 240 days following the date hereof, except that the right to terminate this Agreement pursuant to this Section 14 shall not be available to (A) Sellers, if the failure to consummate the Closing on or before such date was caused by or resulted from Sellers' failure to fulfill any of their obligations under this Agreement or (B) Purchaser, if the failure to consummate the Closing on or before such date was caused by or resulted from Purchaser's failure to fulfill any of its obligations under this Agreement. Upon such termination, all further obligations of the parties hereto shall become null and void and no party shall have any liability to any other party, unless the basis for such termination was the failure by such party to fulfill its covenants and agreements set forth herein. Notwithstanding anything to the contrary herein, the provisions of the Confidentiality Letter dated as of October 27, 1995 between Purchaser's representative and the Company (the "Confidentiality Agreement"), shall remain in effect either until the Closing, if it occurs, or for the stated term thereof, if there is no Closing.

                  (b) Liquidated Damages, Notwithstanding anything to the contrary contained in this Agreement, if Purchaser shall default in its obligations to consummate this Agreement, then Sellers shall receive upon demand, as liquidated damages for and in full settlement of all claims against Purchaser in connection with this Agreement, the amount deposited by Purchaser with the Escrow Agent, the nature of this transaction being such as will not permit any exact determination of the damage that may be suffered by Sellers under such circumstances.

                                   SECTION 15

                                     NOTICES

         All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed). or (b) sent by Federal Express or other reputable overnight delivery service (for next Business Day delivery), shipping prepaid, as follows:

                  If to Purchaser to:

                  Mr. David Smith
                  Chief Executive Officer
                  Sinclair Broadcast Group, Inc,
                  2000 West 41st Street
                  Baltimore, MD 21211-1420

                  Fax: 410-467-5043

                  With a copy to:

                  Steven A, Thomas, Esq.
                  Thomas & Libowitz, P.A.
                  Suite 1100
                  100 Light Street
                  Baltimore, MD 21202-1053

                  Fax: 410-752-2046

                  If to Sellers to:

                  Albert M. Holtz
                  Chairman

                  Superior Communications Group, Inc.
                  Manor Oak II
                  Suite 658
                  Pittsburgh, PA 15220

                  with a copy to:

                  John C. Rodney, Esquire
                  Kirkpatrick & Lockhart LLP
                  1500 Oliver Building
                  Pittsburgh, PA 15222

or to such other Persons or addresses as any Person may request by notice given as aforesaid, Notices shall be deemed given and received at the time of personal delivery or completed telecopying, or, if sent by Federal Express or such other overnight delivery service one Business Day after such sending.

                                   SECTION 16

                                 SELLERS' AGENTS

         16.1 Sellers' Agents. Each of the Sellers hereby irrevocably appoints Albert M. Holtz, PNC Capital Corp and Primus Capital Fund II Limited Partnership (herein called the "Sellers' Agents") as his or its agent and attorney-in-fact to take any action required or permitted to be taken by such Seller under the terms of this Agreement, including without limiting the generality of the foregoing, the payment of expenses relating to the transactions contemplated by the Agreement, and the right to waive modify or amend any of the terms of this Agreement in any respect, whether or not material, and agrees to be bound by any and all actions taken by the Sellers' Agents on his or its behalf. Any action to be taken by the Sellers, Agents shall be unanimous. In the event of the death, incapacity or liquidation of any of Sellers' Agents, such person or entity shall not be replaced and the remaining Sellers' Agents shall continue in that capacity. The Sellers agree jointly and severally to indemnify the Sellers' Agents from and against and in respect of any and all liabilities, damages, claims, costs, and expenses, including but not limited to attorneys' fees, arising out of or due to any action by them as the Sellers, Agents and any and all actions, proceedings, demands, assessments, or judgments, costs, and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of the Sellers' Agents, Purchaser shall be entitled to rely exclusively upon any communications given by the Sellers' Agents on behalf of any Seller, and shall not be liable for any action taken or not taken in reliance upon the Sellers, Agents, Purchaser shall be entitled to disregard any notices or communications given or made, by Sellers unless given or made through the Sellers' Agents.

                                   SECTION 17

                                  MISCELLANEOUS

     17.1 Headings. The headings contained in this Agreement (including but not limited to the titles of the Schedules and Exhibits hereto) have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof. Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender when the context so requires.

         17.2 Schedules and Exhibits. All Schedules and Exhibits attached to this Agreement constitute an integral part of this Agreement as if fully rewritten herein.

         17.3 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         17.4 Entire Agreement. This Agreement, the Related Agreements and the documents to be delivered hereunder and thereunder constitute the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations and writings between the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein or to be delivered hereunder.

         17.5 Governing Law. This Agreement is to be delivered in and should be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws principles.

         17.6 Modification. This Agreement cannot be modified or amended except in writing signed by each of the parties hereto.

         17.7 Successors and Assigns. Neither this Agreement nor any of the rights and obligations hereunder shall be assigned, delegated, sold, transferred, sublicensed, or otherwise disposed of by operation of law or otherwise, without the prior written consent of each of the other parties hereto, provided, however, that Purchaser may assign its rights and obligations hereunder to one or more subsidiaries so long as Purchaser is not relieved of its obligations hereunder. In the event of such permitted assignment or other transfer, all of the rights, obligations, liabilities, and other terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the respective successors and assigns of the parties hereto, whether so expressed or not.

         17.8 Waiver. Any waiver of any provision hereof (or in any related document or instrument) shall not be ef f ective unless made expressly and in a writing executed in the name of the party sought to be charged. The failure of any party to insist, in any one or more instances, on performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the parties with respect hereto shall continue in full force and effect.

         17.9 Severability. The provisions.of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding, and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provisions shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

         17.10 Announcements. From the date of this Agreement, all further public announcements relating to this Agreement or the transactions contemplated hereby will be made only as agreed upon jointly by the parties hereto, except that nothing herein shall prevent any Seller or any Affiliate thereof or Purchaser from making any disclosure in connection with the transactions contemplated by this Agreement if required by applicable law or otherwise as a result of its, or its Affiliate's, being a public company, provided that prior notice of such disclosure is given to the other party hereto.

         17.11 Specific Performance. Sellers acknowledge that Purchaser will have no adequate remedy at law if Sellers fail to perform their obligation to consummate the sale of Stock contemplated under this Agreement. In such event, Purchaser shall have the right, in addition to any other rights it may have, to specific performance of this Agreement.

         IN WITNESS WHEREFORE, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

PURCHASER:                                     SELLERS:

SINCLAIR BROADCAST GROUP, INC.                 PNC CAPITAL CORP.



By:/s/ David Smith                             By:/s/ Gary J. Zentner
          David Smith                               Gary J. Zentner
Title:  Chief Executive Off icer                    Title:  Presdient

                                               PRIMUS CAPITAL FUND II
                                               LIMITED PARTNERSHIP

                                               By:  Primus Management II,
                                                      General Partner
                                               By:  Primus Venture Partners,
                                                      General Partner

                                               Title:/s/ Kevin J. McGinty
                                                       Kevin J. McGinty
                                                       General Partner


                                               /s/ Albert M. Holtz
                                               ALBERT M. HOLTZ


                                               /s/ Perry A. Sook
                                               PERRY A. SOOK


                                               /s/ Richard J. Roberts
                                               RICHARD J. ROBERTS


                                               /s/ George F. Boggs
                                               GEORGE F. BOGGS

                                     ANNEX 1

                                   DEFINITIONS

                  As  used  in  the  attached  Stock  Purchase  Agreement,   the
following terms shall have the corresponding meaning set forth below:

                  a. "Affiliate" of, or a Person "Affiliated" with, a specified Person, means a Person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

                  b. "Agreement" has the meaning set forth in the preamble to the attached Stock Purchase Agreement.

                  c. "Business" means the business of owning and operating the Stations.

                  d. "Business Day" means any day on which banks in New York City are open for business.

                  e. "Cash on Hand" means the amount of cash held on the Closing Date by the Companies in bank accounts, money market funds and other locations, provided, however, that Cash on Hand shall be reduced by any amounts previously due as of the Closing Date under any programming contracts and not yet paid.

                  f. "CERCLA" has the meaning set forth in Section 5.18 of the Agreement.

                  g. "Closing" has the meaning set forth in Section 4 of the Agreement.

                  h. "Closing Date" has the meaning set forth in Section 4 of the Agreement.

                  i. "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  j. "Stock" has the meaning set forth in the recitals to the Agreement.

                  k. "Company" has the meaning set forth in the recitals to the Agreement.

                  l.       "Companies"   means  the  company  and  each  of  its
Subsidiaries.

                  m. "Companies" Knowledge" mean the actual knowledge, after due inquiry, of Albert M. Holtz, Richard J. Roberts, Perry A.Sook or George F. Boggs or any other individuals responsible for the day-to-day operations of the Stations.

                  n. "Confidentiality Agreement" has the meaning set forth in Section 14 of the Agreement.

                  o. "Deposit Escrow Agreement" has the meaning set forth in Section 3.1 of the Agreement.

                  p.       "Disbursing Agent" means Kirkpatrick & Lockhart LLP.

                  q.       "Disbursement    Agreement"    means   that   certain
Disbursement Agreement dated as of March 1, 1996, among the Disbursing Agent and the Sellers.

                  r. "Environment" means any surface or subsurface physical medium or natural resource, including, air, land, soil (surface or subsurface), surface waters, ground waters, wetlands, stream and river sediments, rock and biota.

                  s. "Environmental Laws" means any federal, state, or local law, legislation, rule, regulation, ordinance or code of the United States or any subdivision thereof relating to the injury to, or the pollution or protection of, human health and safety or the Environment.

                  t. "Environmental Liability" means any loss, liability, damage, cost or expense arising under any Environmental Law.

                  u. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  v. "FCC" has the meaning set forth in the recitals to the Agreement.

                  w.       "FCC  Applications"  has the  meaning  set  forth  in
Section 5.17 of the Agreement.

                  x.       "FCC  Licenses"  has the meaning set forth in Section
5.8 of the Agreement.

                  y. "FCC Rules and Regulations" has the meaning set forth in Section 5.8 of the Agreement.

                  z. "Final Determination" means, with respect to any United States federal Tax liability (1) a final, unappealable decision by a court of competent jurisdiction; (ii) the expiration of the statute of limitations for claiming a refund or, if a refund claim has been timely filed, the expiration of the time for instituting suit in respect of such refund claim;
(iii) the execution by or on behalf of the taxpayer and the Internal Revenue Service of a closing agreement under Section 7121 of the Code; or (iv) any other final and irrevocable determination of such Tax liability, including, without limitation, execution of Form 870-AD (or its successor). In the context of foreign, state or local Taxes, "Final Determination" shall mean any event with similar final effect; provided, however, that if the meaning of this term shall be unclear under foreign, state or local law, it shall mean any final, unappealable and irrevocable determination of such Tax liability.

                  aa. "Financial Statements" means the consolidated balance sheet of the Company as of December 31, 1994 and the consolidated income statement and statement of changes in financial condition for the calendar year 1994.

                  ab       "Funded  Debt"  means  the  principal  amount  of all
indebtedness of any Company for borrowed money or the deferred purchase price of any property plus the amount required to be recorded as a liability on the financial statements of any Company in accordance with GAAP with respect to any capital lease.

                  ac.      "GAAP"   means    generally    accepted    accounting
principles.

                  ad. "Hazardous Substances" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls , lead based paint, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants, "pollutants," "contaminants" or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Laws.

                  ae.      "H-S-R  Act"  means the  Hart-Scott-Rodino  Antitrust
Improvements Act of 1976, as amended.

                  af. "Initial Order" means an action by the FCC granting its consent to the transfer of control of the Companies holding the FCC Licenses without regard to any period during which an appeal may be filed or any similar action taken that might result in a reversal of the action. In the case of WNTZ-600, and any other FCC auxiliary authorizations which cannot be transferred on FCC form 315, "Initial order" shall include a Special Temporary Authorization, or other comparable instrument, which permits the Purchaser to operate the underlying facility pending receipt of FCC consent to its transfer.

                  ag. "Intellectual Property" means the patents, patent applications, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications therefor and trade names that are (i) owned by any of the Companies and (ii) material to the continued operation of the Business.

                  ah.      "IRS" means the Internal Revenue Service.

                  ai.      "Indemnification  Escrow  Agreement"  has the meaning
set forth in Section 3.1 of the Agreement.

                  aj.      "Indemnification Escrow" has the meaning set forth in
Section 3.1 of the Agreement.

                  ak.      "Knowing  Party" has the meaning set forth in Section
7.3 of the Agreement.

                  al.      "Loss"  means any loss,  liability,  damage,  cost or
expense  (including,   without  limitation,   reasonable   attorneys'  fees  and
expenses).

                  am.      "Material  Adverse  Effect"  shall  mean  a  material
adverse effect on the business or financial condition of the Companies taken as a whole.

                  an. "Material Contract" means all agreements to which any of the Companies is a party or by or to which it or its assets or properties are bound, except: (i) agreements for the cash sale of advertising time with a term of less than six months, (ii) agreements cancelable on no more than 90 days' notice without material penalty, or (iii) agreements which are otherwise immaterial to the Business and the Stations.

                  ao.      "Other  Party" has the  meaning  set forth in Section
7.3 of the Agreement.

                  ap.     "Partnership"   means  Superior   Communications   of
Kentucky, L.P., the predecessor of Superior Communications of Kentucky, Inc,

                  aq. "Partnership Financial Statements" means the balance sheet of the Partnership as of December 31, 1993 and the consolidated income statement and statement of changes in financial condition of the Partnership for the calendar year 1993.

                  ar. "Permitted Exceptions" means matters that (i) do not render title to the Real Property unmarketable or (ii) do not prohibit or materially adversely affect the continued existence and/or continued use (as presently used) or maintenance of the material buildings, structures or improvements presently located on the Real Property. Notwithstanding the foregoing, any matter shown on Schedule 5.5 shall be considered a Permitted Exception.

                  as. "Person" means a natural person, a governmental entity, agency or representative (at any level of government), a corporation, partnership, joint venture or other entity or association, as the context requires.

                  at.      "Plan" has the meaning  set forth in Section  5.10 of
the Agreement.

                  au.      "Purchase Price" has the meaning set forth in Section
3.1 of the Agreement.

                  av.      "Purchaser" has the meaning set forth in the preamble
to the Agreement.

                  aw.     "Purchaser's  Bring-Down Certificate" has the meaning
set forth in Section 11.2 (a) of the Agreement.

                  ax.      "Purchaser's  Knowledge" means the actual  knowledge,
af ter due inquiry, of the officers of Purchaser.

                  ay.      "Real  Property"  means  any real  property  owned or
leased by any of the Companies.

                  az. "Related Agreement" means any document delivered at the Closing and any contract which is to be entered into at the Closing or otherwise pursuant to this Agreement, including, without limitation the Confidentiality Agreement and the Escrow Agreement.

                  aaa.     "Returns"  means  all  returns,  reports,  estimates,
information returns and statements (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Taxes.

                  aab.     "Sellers"  has the meaning set forth in the  preamble
to the Agreement.

                  aac.     "Sellers' Bring-Down Certificate" has the meaning set
forth in Section 10.1(a) of this Agreement.

                  aad.     "Stations"  has the meaning set forth in the recitals
to the Agreement.

                  aae.     "Subsidiary",  as it relates to any  Person,  means a
corporation of which such person or entity owns, directly or indirectly, more than 50% of the common stock.

                  aaf. "Tax" or "Taxes" means all taxes, including, but not limited to, income (whether net or gross) , excise, property sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers' compensation, social security, occupation, use, value added, franchise, license, severance, stamp, premium, windfall profits, environmental (including taxes under Code Sec. 59A), capital stock, withholding, disability, registration, alternative or add-on minimum, estimated or other tax of any kind whatsoever (whether disputed or not) imposed by any Tax Authority, including any related charges, fees, interest, penalties, additions to tax or other assessments.

                  aag.    "Tax Authority" means any federal,  national foreign,
state, municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or tax regulatory authority.

                  aah.     "Tax Liability" means any liability for a Tax.

                  aai.     "Tax    Proceeding"    means   any    audit,    other
administrative proceeding or judicial proceeding involving Taxes.

                  aaj.     "Tax  Reserve"  means the  amount of  deferred  taxes
reflected as a liability on the Companies' December 31, 1995 balance sheet,.

                                     ANNEX 2

                                Number of Shares


Stockholder                              Class A          Class B
                              Common      Common         Preferred
PNC Capital Corp.               --       4,857.76         4,326.04
Primus Capital Fund
II Limited                      --       3,791.23         3,356.87
Partnership
Albert M. Holtz                 874       318.915           385.06
Perry A. Sook                   362        28.5                 --
Richard J. Roberts              120.7      28.5                 --
George F. Boggs                 --         28.5                 --
Albert M. Holtz,                257        58                40
Trustee for the
Irrevocable Deed of
Trust for Tara
Ellen Holtz
Albert M. Holtz,
Trustee for the
Irrevocable Deed of
Trust for Meghan
Ellen Holtz                     257        58                40